As filed with the Securities and Exchange Commission on June 6, 2005
                                                     Registration No. 333-125559

--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                  Form S-3/A-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        International DisplayWorks, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                  94-3333649
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)                  Identification No.)


                        1613 Santa Clara Drive, Suite 100
                            Roseville, CA 95661-3542
                                 (916) 797-6800
          (Address and telephone number of principal executive offices)


                                 Thomas A. Lacey
                             Chief Executive Officer
                        1613 Santa Clara Drive, Suite 100
                            Roseville, CA 95661-3542
                                 (916) 797-6800
            (Name, address and telephone number of agent for service)

                                   Copies to:
                              David C. Adams, Esq.
                              Bartel Eng & Schroder
                         1331 Garden Highway, Suite 300
                          Sacramento, California 95833
                            Telephone: (916) 442-0400

Approximate date of commencement of the proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
========================================= ================= ================ =================== ===================

                                                               Proposed
                                                                maximum       Proposed maximum
  Title of each class of securities to      Amount to be    offering price       aggregate           Amount of
             be registered                 registered(1)     per share(2)    offering price(2)    registration fee
========================================= ================= ================ =================== ===================

========================================= ================= ================ =================== ===================
Common Stock, .001 par value                12,500,000          $8.10          $101,205,000       $11,917.13(3)
========================================= ================= ================ =================== ===================

========================================= ================= ================ =================== ===================
Total                                                                                             $11,917.13(3)
========================================= ================= ================ =================== ===================
(1) Also includes additional shares of common stock that may be issued as a result of stock splits, stock dividends or similar transactions.

(2) Calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended ("Securities Act"). Estimated for the sole purpose of calculating the registration fee and based upon the average of the high and low price per share of our common stock on June 1, 2005, as reported on the NASDAQ National Market.

(3) Previously Paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the "Commission"), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Selling stockholders may not sell these securities until the registration statement filed with the Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 16. Exhibits

Exhibit No.                                                      Description
-----------                                                      -----------

       3.1        Amendment to the Certificate of Incorporation(1)
       5.1        Opinion of Bartel Eng & Schroder
      23.1        Consent of Grant Thornton (2)
      23.2        Consent of Bartel Eng & Schroder (contained in Exhibit 5.1)


(1) Incorporated herein by reference from the Company's Current Report on Form 8-K dated October 31, (2001) (File No. 0-27002).

(2)  Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, state of California, on July 8, 2005.


                                       INTERNATIONAL DISPLAYWORKS, INC.
                                       a Delaware Corporation


                                       /s/ Thomas A. Lacey
                                       -----------------------------
                                       Thomas A. Lacey,
                                       Chief Executive Officer
                                       (Principal Executive Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the dates indicated:


                                            /s/ Thomas A. Lacey
Dated:   July 8, 2005                       -----------------------------
                                            Thomas A. Lacey, Chairman
                                            and Chief Executive Officer
                                            (Principal Executive Officer)



Dated:   July 8, 2005                       /s/ Mark A. Christensen(1)
                                            --------------------------
                                            Mark A. Christensen, Director



Dated:   July 8, 2005                       /s/ Ronald Cohan(1)
                                            -------------------
                                            Ronald Cohan, Director



Dated:   July 8, 2005                       /s/ Anthony Genovese(1)
                                            --------------------------
                                            Anthony Genovese, Director

Dated:   July 8, 2005                      /s/ Glenn E. Neland  (1)
                                            ------------------------
                                            Glenn E. Neland, Director



Dated:   July 8, 2005                       /s/ Timothy Nyman (1)
                                            ---------------------
                                            Timothy Nyman, Director



Dated:   July 8, 2005                       /s/ D. Paul Regan (1)
                                            ---------------------
                                            D. Paul Regan, Director



Dated:   July 8, 2005                       /s/ Jeffery G. Winzeler (1)
                                            ---------------------------
                                            Jeffery G. Winzeler,
                                            Chief Financial Officer
                                            (Principal Financial and
                                            Accounting Officer)

(1) Signed by Thomas A. Lacey by Power of Attorney

                                  EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------

       3.1        Amendment to the Certificate of Incorporation(1)
       5.1        Opinion of Bartel Eng & Schroder
      23.1        Consent of Grant Thornton (2)
      23.2        Consent of Bartel Eng & Schroder (contained in Exhibit 5.1)


(1) Incorporated herein by reference from the Company's Current Report on Form 8-K dated October 31, (2001) (File No. 0-27002).

(2)  Previously filed.